Exhibit 5.1

6 June 2016
jleese@mjm.bm Dir: 441. 294-3625 Fax: 441. 292-9151 Ref: JL/29796.0018

Via E-mail

Nordic American Offshore Ltd.
LOM Building
27 Reid Street
Hamilton
HM11
Bermuda

Dear Sirs,

Re:            Nordic American Offshore Ltd.'s Registration Statement on Form F-4

We have acted as Bermuda counsel to Nordic American Offshore Ltd. (the "Company"), a corporation incorporated under the laws of the Republic of the Marshall Islands ("RMI"), in connection with its proposed continuance as a Bermuda exempted company (the "Continuance") pursuant to Section 132C of the Companies Act 1981 of Bermuda (the "Companies Act"), and the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-4 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto, other than the Prospectus as defined below), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder. We refer, in particular, to the 20,724,514 common shares of par value $0.01 each in the share capital of the Company (the "Shares") which will be registered with the Commission pursuant to the Registration Statement on completion of the Continuance. Except as otherwise defined herein, capitalised terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary for the purpose of rendering this opinion.  We have also examined the Registration Statement and the form of prospectus included therein (the "Prospectus").  The documents referred to in this paragraph are collectively referred to herein as the "Documents".

In giving the following opinions, we have assumed, without independent investigation or verification:

(i)	the genuineness of all signatures, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all Documents submitted to us as originals, the conformity to the original documents of all Documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such Documents.

Nordic American Offshore Ltd.'s Registration Statement on Form F-4	6 June 2016 Page 2

(ii)	under the laws of the RMI and all other relevant laws (other than the laws of Bermuda), the Company is, and, at all times relevant for purposes of rendering the opinions expressed herein, was, duly incorporated, validly existing and in good standing under the laws of the RMI and has, and, at all times relevant for purposes of rendering the opinions expressed herein, had, the full power, authority and legal right to deregister as a body corporate limited by shares from the RMI and to register by way of Continuance as an exempted company limited by shares in Bermuda;
(iii)	at all times relevant for purposes of rendering the opinions expressed herein, the laws of the RMI permitted the Continuance of the Company to Bermuda;
(iv)	that the Continuance will be duly authorised by the Company;
(v)	that all necessary action was, or will be, taken under the applicable laws of the RMI to authorise and permit the Continuance and any and all consents, approvals and authorisations for applicable RMI governmental authorities required to authorise and permit the Continuance have been, or will be, obtained;
(vi)	immediately prior to the Continuance, the Shares will be, or have been, duly and validly authorised, legally and validly issued and non-assessable under the laws of the RMI;
(vii)	the Registration Statement and the Prospectus included therein, and any amendments thereto, will have become effective; and
(viii)	there is nothing under any law (other than the laws of Bermuda) that would or might affect the opinions set out herein and, in particular, we have made no independent investigation of the laws of the RMI and have assumed that such laws authorise the Continuance and that the Company has, or shall, comply fully with the laws of the RMI in respect of such Continuance.
Based upon, and subject to, the foregoing, the reservations set out below and to any matters not disclosed to us, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
1.	upon issuance of the Certificate of Continuance (the "Certificate") in relation to the Continuance of the Company by the Registrar of Companies in Bermuda, the Company will have been duly registered by way of continuance under Section 132C of the Companies Act as an exempted company under the laws of Bermuda; and
2.
once the Certificate has been issued, and appropriate entries have been made in the register of members of the Company in respect of the Shares which are to be registered by the Company with the Commission pursuant to the Registration Statement, the Shares will, by operation of law, be duly and validly issued and fully paid and non-assessable (which term means, when used herein, that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

Nordic American Offshore Ltd.'s Registration Statement on Form F-4	6 June 2016 Page 3

Our opinion is subject to the reservation that, under the Companies Act, the register of members of a Bermuda exempted company is deemed prima facie evidence of any matters which the Companies Act directs or authorises to be set out therein and, in particular, a third party interest in the Shares would not appear in such register.
We have made no investigation of the laws of any jurisdiction other than Bermuda and this opinion is given only with respect to Bermuda law as applied by the courts of Bermuda at the date thereof and is governed by, and should be construed in accordance with, those laws. This opinion is limited to the matters stated herein and does not extend to, and is not intended to be extended by implication to, any other matters.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.  In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.
Yours faithfully
/s/ MJM LIMITED
MJM LIMITED